Exhibit 99.1

For information contact:

J.J. Pellegrino

Chief Financial Officer

LeMaitre Vascular Inc.

781- 425-1691

jpellegrino@lemaitre.com

LeMaitre Vascular Q4 2011 Sales $13.4mm (+5% organic), Op. Income $0.8mm

BURLINGTON, MA, February 27, 2012 — LeMaitre Vascular, Inc. (NASDAQ: LMAT), a provider of peripheral vascular devices and implants, today reported Q4 2011 and full-year 2011 financial results. The Company posted sales of $13.4mm and operating income of $0.8mm in Q4 2011, and full-year 2011 sales of $57.7mm and operating income of $3.7mm in the full-year 2011. The Company also increased its cash dividend to $0.025 per share and provided Q1 2012 and full-year 2012 updated guidance.

Q4 2011 sales increased 5% organically vs. Q4 2010. Sales in the Americas grew 4% organically, while International increased 7%. Q4 2011 reported sales declined 7% due to the Company’s mid-2011 stent graft exit. Full-year 2011 sales increased 3% on a reported and organic basis, hampered by the stent graft exit.

Gross margin of 71.0% in Q4 2011, versus 71.7% in the prior year period. For the full-year 2011 the Company reported a gross margin of 69.7% vs. 74.4% in 2010. Gross margin declines in both periods were largely due to manufacturing inefficiencies, including the AlboGraft factory transition. Sequentially, gross margin improved 2.4% from Q2 2011 to Q4 2011, largely due to the Company’s recent stent graft exit.

Q4 2011 operating income was $0.8mm, vs. an operating loss of $1.3mm in Q4 2010. Excluding special items in both periods, operating income was $0.9mm in Q4 2011 and Q4 2010, as the absence of stent graft sales in Q4 2011 was offset by lower operating expenses. Full-year 2011 operating income was $3.7mm vs. $4.0mm in 2010.

Net income in Q4 2011 was $0.3mm or $0.02 per diluted share, vs. $2.0mm or $0.12 per diluted share in Q4 2010. Full-year 2011 net income was $2.1mm or $0.13 per diluted share, vs. $6.0mm or $0.37 per diluted share in 2010. Both comparisons reflect a one-time non-cash tax benefit in Q4 2010 of $3.2mm.

George W. LeMaitre, Chairman and CEO said, “International sales were up 7% organically in Q4, reflecting a more focused vascular sales offering, the absence of a stent-graft drag, and direct sales in Spain and Denmark. Looking ahead, our significantly-expanded worldwide sales force and our two recently-launched products, the Over-the-Wire LeMaitre Valvulotome and The UnBalloon, should bolster sales growth. In 2012 these two products are selling at an annualized run-rate of about $500,000. Also, the two 2011 factory closures should enable gross margin expansion going forward.”

The Company ended Q4 2011 with 78 sales representatives, up from 67 at the end of Q4 2010.

Q4 2011 operating expenses were $8.7mm, a 25% decrease from $11.6mm in Q4 2010. Excluding special items in both periods, operating expenses in Q4 2011 were $8.6mm, a 9% decrease from Q4 2010. The improvement was driven by reduced selling expenses and the absence of stent graft clinical trials. Full-year operating expenses were $36.5mm in 2011, a 3% decrease from 2010. Excluding special items in both periods, 2011 operating expenses were $35.0mm, a 1% decrease from 2010.

Cash and marketable securities were $20.1mm at December 31, 2011, a decrease of $3.0mm during the quarter. The decrease was driven by $0.7mm of share repurchases, $0.6mm of Italian closing costs, $0.5mm for the Spanish/Danish transitions and the LifeSpan acquisition, $0.5mm of factory build-out, and $0.3mm of dividends.

Quarterly Dividend

The Company’s Board of Directors approved the payment of a quarterly cash dividend, and a 25% increase in the dividend rate to $0.025 per share of common stock. The dividend is payable on April 3, 2012 to shareholders of record on March 20, 2012. Future declarations of quarterly dividends and the establishment of future record and payment dates are subject to the final determination of the Company’s Board of Directors.

Business Outlook

The Company expects Q1 2012 sales of $13.8mm (+8% organic versus Q1 2011), and reported operating income of $0.8mm. The Company also expects 2012 full-year sales of $57.5mm (+9% organic vs. 2011), and reported operating income of $5.0mm. Changes in foreign currency exchange rates since the Company’s previous guidance lowered full-year 2012 sales guidance by approximately $725,000. The Company’s previous full-year 2012 organic sales guidance was +8%.

The Company’s Q1 2012 and full-year 2012 guidance includes the effects of its exit from stent grafts, which accounted for $4.0mm of sales ($2.1mm of gross profit) in 2011.

Except as otherwise stated, all guidance amounts exclude the effects of future acquisitions, foreign exchange rate changes, distributor terminations and factory consolidations.

Conference Call Reminder

Management will conduct a conference call at 5:00 p.m. EDT today to review the Company’s financial results and discuss its business outlook for the remainder of the year. The conference call will be broadcast live over the Internet. Individuals who are interested in listening to the webcast should log on to the Company’s website at www.lemaitre.com/investor. The conference call may also be accessed by dialing 800-706-7749 (+1 617-614-3474 for international callers), using pass-code 95815151. For individuals unable to join the live conference call, a replay will be available on the Company’s website.

About LeMaitre Vascular

LeMaitre Vascular is a provider of devices for the treatment of peripheral vascular disease, a condition that affects more than 20 million people worldwide. The Company develops, manufactures and markets disposable and implantable vascular devices to address the needs of its core customer, the vascular surgeon.

LeMaitre and the LeMaitre Vascular logo are registered trademarks of LeMaitre Vascular, Inc. This press release contains other trademarks and trade names of the Company.

For more information about the Company, please visit http://www.lemaitre.com.

Use of Non-GAAP Financial Measures

LeMaitre Vascular management believes that in order to better understand the Company’s short-term and long-term financial trends, investors may wish to consider certain non-GAAP financial measures as a supplement to financial performance measures prepared in accordance with GAAP. These non-GAAP measures result from facts and circumstances that vary in frequency and/or impact on continuing operations. Investors should consider these non-GAAP measures in addition to, and not as a substitute for, financial performance measures in accordance with GAAP. In addition to the description provided below, reconciliation of GAAP to non-GAAP results is provided in the financial statement tables included in this press release.

In this press release, the Company has reported non-GAAP financial measures, adjusted operating income and operating expenses, which exclude restructuring charges associated with the consolidation of the dacron and ePTFE graft manufacturing facilities in Burlington, the gain related to the termination of the Endologix distribution relationship, and certain charges which consisted of European severance payments, inventory write-offs related to the Endofit stent graft divestiture, termination charges associated with distributor buyouts in Spain and Denmark, and impairment charges associated with certain intangible assets.

In addition, this press release includes sales growth after adjusting for foreign exchange, business development transactions, and other events. The Company refers to this as “organic” sales growth, and it differs from the manner in which the Company has calculated the “organic” sales growth in previous quarters in that previously divestitures were adjusted from the current year reported sales and are now adjusted from the prior year reported sales. The Company analyzes net sales on a constant currency basis net of acquisitions and other non-recurring events to better measure the comparability of results between periods. Because changes in foreign currency exchange rates have a non-operating impact on net sales, and acquisitions, product discontinuations, and other strategic transactions are episodic in nature and highly variable in sales impact, the Company believes that evaluating growth in sales on a constant currency basis net of such transactions provides an additional and meaningful assessment of sales to both management and the Company’s investors. During Q4 2010, the Company acquired its LifeSpan Vascular Graft business and discontinued its Italian OEM manufacturing operations, and in Q3 2011, the Company completed its divestiture of the TAArget and UniFit product lines and ceased distributing the Endologix Powerlink stent graft.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Statements in this press release regarding the Company’s business that are not historical facts may be “forward-looking statements” that involve risks and uncertainties. Specifically, statements regarding the financial and operational guidance, future sales growth, commercial success of the launch of the Over-the-Wire LeMaitre Valvulotome or The UnBalloon or other products, manufacturing consolidations, effectiveness of the expanded sales force, acceptance of the product portfolio mix, and the addition of direct-sales territories are forward-looking, involving risks and uncertainties. The Company’s current quarterly financial results, as discussed in this release, are preliminary and unaudited, and subject to adjustment. Forward-looking statements are based on management’s current, preliminary expectations and are subject to risks and uncertainties that could cause actual results to differ from the results predicted. These risks and uncertainties include, but are not limited to, the risk that the Company experiences significant fluctuations in its quarterly and annual results; the risk that assumptions about the market for the Company’s products may not be correct; the productivity of our direct sales force and distributors; risks related to product demand and market acceptance of the Company’s products; risks that the Company’s products may fail to provide the desired safety and efficacy; risks related to attracting, training and retaining sales representatives and other employees; risks related to government mandated or voluntary recalls that could occur as a result of component failures, manufacturing errors or design defects, the significant competition the Company faces from other companies, technologies, and alternative medical procedures; the risk that the Company may fail to expand its product offerings through internal development or acquisition; the risk that the Company is not successful in transitioning to a direct-selling model in new territories; the risk that the Company experiences production delays or quality difficulties in the consolidation of its manufacturing operations; the general uncertainty related to seeking regulatory approvals for the Company’s products; adverse conditions in the general domestic and global economic markets and other risks and uncertainties included under the heading “Risk Factors” in our most recent Annual Report on Form 10-K, as updated by our subsequent filings with the SEC, all of which are available on the Company’s investor relations website at http://www.lemaitre.com and on the SEC’s website at http://www.sec.gov. Undue reliance should not be placed on forward-looking statements, which speak only as of the date they are made. The Company undertakes no obligation to update publicly any forward-looking statements to reflect new information, events, or circumstances after the date they were made, or to reflect the occurrence of unanticipated events.

Financial Statements

LEMAITRE VASCULAR, INC (NASDAQ: LMAT)

CONDENSED CONSOLIDATED BALANCE SHEETS

(amounts in thousands)

	December 31, 2011	December 31, 2010
	(unaudited)
Assets

Current assets:
Cash and cash equivalents	$20,132	$22,614
Accounts receivable, net	8,541	8,475
Inventories	8,003	8,375
Other current assets	3,011	3,447

Total current assets	39,687	42,911

Property and equipment, net	4,661	3,806
Goodwill	11,917	11,917
Other intangibles, net	2,985	3,686
Deferred tax assets	6	134
Other assets	431	820

Total assets	$59,687	$63,274

Liabilities and stockholders’ equity

Current liabilities:
Accounts payable	$981	$1,320
Accrued expenses	5,539	8,628
Acquisition-related obligations	19	441

Total current liabilities	6,539	10,389

Deferred tax liabilities	989	443
Other long-term liabilities	71	86

Total liabilities	7,599	10,918

Stockholders’ equity
Common stock	163	161
Additional paid-in capital	64,619	64,642
Accumulated deficit	(6,440)	(8,583)
Accumulated other comprehensive loss	(606)	(429)
Less: treasury stock	(5,648)	(3,435)

Total stockholders’ equity	52,088	52,356

Total liabilities and stockholders’ equity	$59,687	$63,274

LEMAITRE VASCULAR, INC (NASDAQ: LMAT)

CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

(amounts in thousands, except per share amounts)

(unaudited)

	For the three months ended		For the year ended
	December 31, 2011	December 31, 2010	December 31, 2011	December 31, 2010

Net sales	$13,411	$14,431	$57,685	$56,060
Cost of sales	3,888	4,084	17,458	14,341

Gross profit	9,523	10,347	40,227	41,719

Operating expenses:
Sales and marketing	4,729	5,070	19,375	19,409
General and administrative	2,711	2,864	11,228	10,506
Research and development	1,139	1,475	4,425	5,488
Restructuring charges	112	1,816	2,161	1,816
Gain on termination of distribution agreement	—	—	(735)	—
Impairment charges	—	417	83	485

Total operating expenses	8,691	11,642	36,537	37,704

Income (loss) from operations	832	(1,295)	3,690	4,015

Other income (loss):
Interest income, net	4	6	11	26
Other income (loss), net	(52)	(13)	51	(16)

Total other income (loss), net	(48)	(7)	62	10

Income (loss) before income taxes	784	(1,302)	3,752	4,025

Provision (benefit) for income taxes	438	(3,266)	1,609	(1,988)

Net income	$346	$1,964	$2,143	$6,013

Net income per share of common stock:
Basic	$0.02	$0.13	$0.14	$0.38

Diluted	$0.02	$0.12	$0.13	$0.37

Weighted average shares outstanding:
Basic	15,407	15,596	15,458	15,627

Diluted	15,821	16,148	15,989	16,114

Cash dividends declared per common share	$0.02	$—	$0.08	$—

LEMAITRE VASCULAR, INC (NASDAQ: LMAT)

SELECTED NET SALES INFORMATION

(amounts in thousands)

(unaudited)

	For the three months ended				For the year ended
	December 31, 2011		December 31, 2010		December 31, 2011		December 31, 2010
	$	%	$	%	$	%	$	%
Net Sales by Product Category:
Open Vascular	$11,004	82%	$10,287	71%	$44,408	77%	$40,022	71%
Endovascular and other	2,407	18%	4,144	29%	13,277	23%	16,038	29%

Total Net Sales	$13,411	100%	$14,431	100%	$57,685	100%	$56,060	100%

Net Sales by Geography
Americas	$8,974	67%	$8,768	61%	$36,958	64%	$34,575	62%
International	4,437	33%	5,663	39%	20,727	36%	21,485	38%

Total Net Sales	$13,411	100%	$14,431	100%	$57,685	100%	$56,060	100%

LEMAITRE VASCULAR, INC (NASDAQ: LMAT)

IMPACT OF FOREIGN CURRENCY AND BUSINESS ACTIVITIES

(amounts in thousands)

(unaudited)

	2011				2010				2009
	Q4	Q3	Q2	Q1	Q4	Q3	Q2	Q1	Q4	Q3	Q2	Q1

Total net sales	13,411	14,564	15,112	14,598	14,431	13,656	14,158	13,815	13,584	13,346	12,630	11,348
Impact of currency exchange rate fluctuations (1)	15	431	669	10	(420)	(418)	(336)	314	613	(215)	(699)	(622)
Net impact of acquisitions and distributed sales, excluding currency exchange rate fluctuations (2)	260	319	335	328	156	—	—	95	397	333	234	101
Net impact of discontinued products, excluding currency rate fluctuations (3)	(1,904)	(370)	(76)	(45)	(100)	(105)	(65)	—	—	—	—	—

(1)	Represents the impact of the change in foreign exchange rates compared to the corresponding quarter of the prior year based on the weighted average exchange rate for each quarter.
(2)	Represents the impact of sales of products of acquired businesses and distributed sales of other manufacturers’ based on 12 months’ sales following the date of the event or transaction, for the current period only.
(3)	Represents the impact of sales related to discontinued and divested products, and discontinued distributed sales of other manufacturers’ products, based on 12 months’ sales following the date of the event or transaction, for the prior period only.

LEMAITRE VASCULAR, INC (NASDAQ: LMAT)

NON-GAAP FINANCIAL MEASURES

(amounts in thousands)

(unaudited)

Reconciliation between GAAP and Non-GAAP sales growth:
For the three months ending December 31, 2011
Net sales as reported	$13,411
Impact of currency exchange rate fluctuations	(15)
Net impact of acquisitions and distributed sales excluding currency	(260)

Adjusted net sales		$13,136

For the three months ending December 31, 2010
Net Sales as reported	$14,431
Net impact of discontinued products sales excluding currency	(1,904)

Adjusted net sales		$12,527

Adjusted net sales increase for the three months ending December 31, 2011		$609	5%

Reconciliation between GAAP and Non-GAAP Americas sales growth:
For the three months ending December 31, 2011
Net sales as reported	$8,974
Net impact of acquisitions and distributed sales excluding currency	(12)

Adjusted net sales		$8,962

For the three months ending December 31, 2010
Net Sales as reported	$8,768
Net impact of discontinued products sales excluding currency	(126)

Adjusted net sales		$8,642

Adjusted net sales increase for the three months ending December 31, 2011		$320	4%

Reconciliation between GAAP and Non-GAAP International sales growth:
For the three months ending December 31, 2011
Net sales as reported	$4,437
Impact of currency exchange rate fluctuations	(15)
Net impact of acquisitions and distributed sales excluding currency	(248)

Adjusted net sales		$4,174

For the three months ending December 31, 2010
Net Sales as reported	$5,663
Net impact of discontinued products sales excluding currency	(1,778)

Adjusted net sales		$3,885

Adjusted net sales increase for the three months ending December 31, 2011		$289	7%

Reconciliation between GAAP and Non-GAAP sales growth:
For the year ending December 31, 2011
Net sales as reported	$57,685
Impact of currency exchange rate fluctuations	(1,125)
Net impact of acquisitions and distributed sales excluding currency	(1,242)

Adjusted net sales		$55,318

For the year ending December 31, 2010
Net Sales as reported	$56,060
Net impact of discontinued products sales excluding currency	(2,395)

Adjusted net sales		$53,665

Adjusted net sales increase for the year ending December 31, 2011		$1,653	3%

	For the three months ended		For the year ended
	December 31, 2011	December 30, 2010	December 31, 2011	December 31, 2010
Reconciliation between GAAP and Non-GAAP income from operations:
Income (loss) from operations as reported	$832	$(1,295)	$3,690	$4,015
Inventory write-off from terminated product line	—	—	361	—
Restructuring charges	112	1,816	2,161	1,816
Gain on termination of distribution agreement	—	—	(735)	—
Impairment charges	—	417	83	485

Adjusted income from operations	$944	$938	$5,560	$6,316

	For the three months ended		For the year ended
	December 31, 2011	December 30, 2010	December 31, 2011	December 31, 2010
Reconciliation between GAAP and Non-GAAP operating expenses:
Operating expenses as reported	$8,691	$11,642	$36,537	$37,704
Restructuring charges	(112)	(1,816)	(2,161)	(1,816)
Gain on termination of distribution agreement	—	—	735	—
Impairment charges	—	(417)	(83)	(485)

Adjusted operating expenses	$8,579	$9,409	$35,028	$35,403

Reconciliation between GAAP and Non-GAAP sales growth for Quarterly Guidance:
For the three months ending March 31, 2012
Net sales per guidance	$13,840
Impact of currency exchange rate fluctuations	149

Adjusted net sales		$13,989

For the three months ending March 31, 2011	14,594
Net impact of discontinued products sales excluding currency	(1,584)

Adjusted net sales		$13,010

Adjusted net sales increase for the three months ending March 31, 2012		$979	8%

Reconciliation between GAAP and Non-GAAP sales growth for Annual Guidance:
For the year ending December 31, 2012
Net sales per guidance	$57,500
Impact of currency exchange rate fluctuations	701

Adjusted net sales		$58,201

For the year ending December 31, 2011	57,685
Net impact of discontinued products sales excluding currency	(4,068)

Adjusted net sales		$53,617

Adjusted net sales increase for the year ending December 31, 2012		$4,584	9%